As filed with the Securities and Exchange Commission on June 23, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SuccessFactors, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7372	94-3398453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SuccessFactors, Inc.
1500 Fashion Island Blvd., Suite 300
San Mateo, California 94404
(650) 645-2000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Lars Dalgaard
President and Chief Executive Officer
SuccessFactors, Inc.
1500 Fashion Island Blvd., Suite 300
San Mateo, California 94404
(650) 645-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Please send copies of all communications to:

Gordon K. Davidson, Esq. William R. Schreiber, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Julian K. Ong, Esq. Vice President, General Counsel and Secretary SuccessFactors, Inc. 1500 Fashion Island Blvd., Suite 300 San Mateo, California 94404 (650) 645-2000	Robert V. Gunderson, Jr., Esq.
Brian C. Hutchings, Esq.
Brooks Stough, Esq.
Gunderson Dettmer Stough
Villeneuve Franklin &
Hachigian, LLP
155 Constitution Drive
Menlo Park, California 94025
(650) 321-2400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate	Registration
Securities to be Registered	be Registered(1)	per Share(2)	Offering Price(2)	Fee
Common Stock, $0.001 par value	1,481,291 Shares	$11.80	$17,479,233.80	$686.94

(1)	Includes 193,212 shares issuable upon exercise of the underwriters’ option to purchase additional shares from certain selling stockholders.

(2)	Based on the public offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of SuccessFactors, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and consent of independent registered public accounting firm. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-151376), initially filed by the Registrant on June 3, 2008 and declared effective by the Securities and Exchange Commission on June 23, 2008. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 1,288,079 shares and increasing by 193,212 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from certain selling stockholders. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-151376), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

II-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference:

Exhibit
Number	Description

5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-151376).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 23rd day of June 2008.

SUCCESSFACTORS, INC.

By:	/s/ Lars Dalgaard
Lars Dalgaard
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Lars Dalgaard Lars Dalgaard		President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2008

/s/ Bruce C. Felt, Jr. Bruce C. Felt, Jr.		Chief Financial Officer (Principal Accounting and Financial Officer)	June 23, 2008

* David N. Strohm		Chairperson of the Board of Directors	June 23, 2008

* Douglas J. Burgum		Director	June 23, 2008

* Eric C.W. Dunn		Director	June 23, 2008

* William E. McGlashan, Jr.		Director	June 23, 2008

* Elizabeth A. Nelson		Director	June 23, 2008

* David G. Whorton		Director	June 23, 2008

*By:	/s/ Bruce C. Felt, Jr. Bruce C. Felt, Jr.	Attorney-in-fact	June 23, 2008

II-2

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1	Power of Attorney. (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-151376)

II-3